                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           NABORS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


================================================================================






                   ----------------------------------------

                                     NOTICE

                                       of

                              1996 ANNUAL MEETING

                                       of

                                  SHAREHOLDERS

                                      and

                                PROXY STATEMENT

                   ----------------------------------------




                                                [LOGO]     NABORS
                                                           INDUSTRIES


================================================================================

                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067

                                                                February 1, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Nabors Industries, Inc., which will be held on Tuesday, March 5, 1996, beginning at 11:00 a.m. Central Standard Time at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060.

     Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement included herewith. We look forward to greeting in person as many of our shareholders as possible.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed Proxy in the stamped, addressed envelope provided.

                                             Sincerely yours,


                                             /s/ EUGENE M. ISENBERG
                                             EUGENE M. ISENBERG
                                             Chairman of the Board

                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 5, 1996

                            ------------------------

     The 1996 Annual Meeting of Shareholders (the "Annual Meeting") of NABORS INDUSTRIES, INC. will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on Tuesday, March 5, 1996 at 11:00 a.m. to consider and act upon the following matters:

     1. The election of three Class II directors for terms expiring in 1999;

     2. Approval of the Incentive Compensation Plan;

     3. Approval of the 1996 Employee Stock Plan;

     4. Such other business as may properly come before the Annual Meeting.

     The Board has fixed the close of business on January 12, 1996 as the record date for determining the shareholders who are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors,

                                            /s/ DANIEL MCLACHLIN
                                            DANIEL MCLACHLIN
                                            Secretary

Dated: February 1, 1996

     Please date and sign the enclosed Proxy, and return it at your earliest convenience in the enclosed stamped and addressed envelope, so that, if you are unable to attend the Annual Meeting, your Shares may be voted.

                            NABORS INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1996 ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 5, 1996

     This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors (the "Board") of Nabors Industries, Inc., a Delaware corporation (the "Company" or "Nabors"), of proxies in the accompanying form to be used at the 1996 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Tuesday, March 5, 1996, or at any adjournment or postponement thereof.

     The principal executive offices of the Company are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067. This Proxy Statement and accompanying Notice of Annual Meeting and Proxy are first being mailed to shareholders on or about February 1, 1996.

     At the Annual Meeting, each share of Common Stock of the Company (collectively, the "Shares" or "Nabors Shares") is entitled to one vote. Only shareholders of record on the books of the Company at the close of business on January 12, 1996 will be entitled to vote at the Annual Meeting. A quorum is necessary to transact business at the Annual Meeting. The presence in person or by proxy at the Annual Meeting of the holders of the majority of the Shares outstanding on January 12, 1996, constitutes a quorum. On January 12, 1996, there were 84,578,240 Shares outstanding and entitled to vote.

     Proxies received will be voted in accordance with the shareholders' directions given in the proxies. In the absence of directions, Shares will be voted FOR the nominees for election as Directors named in this Proxy Statement, for the Incentive Compensation Plan and for the 1996 Employee Stock Plan. Any Proxy received by the Company may be subsequently revoked at any time before it is actually voted. Proxies may be revoked by any of the following actions (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a date later than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or
(iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's executive offices, 515 West Greens Road, Suite 1200, Houston, Texas 77067.

     In accordance with the Company's Restated By-Laws and Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware (a) a plurality of the votes cast at a meeting at which there exists a quorum is required for the election of directors, and (b) the affirmative vote of the holders of a majority of Shares present in person or represented by proxy and entitled to vote thereon is required to approve the Incentive Compensation Plan and the 1996 Employee Stock Plan. The election of directors, the approval of the Incentive Compensation Plan and the approval of the 1996 Employee Stock Plan are the only matters scheduled to be considered at the 1996 Annual Meeting.

     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the particular item under consideration and has not received instructions from the beneficial owner. Under General Corporation Law of the State of Delaware and the Company's Restated Certificate of Incorporation and Restated By-Laws, abstaining votes (votes withheld by shareholders who are present and entitled to vote) and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting and although abstentions and broker non-votes are not deemed to be votes duly cast, abstaining votes are deemed to be entitled to vote while broker non-votes are not deemed to be entitled to vote. Abstentions and broker non-votes (a) will not be included in the tabulation of the voting results with respect to the election of directors and therefore will not have any effect on such vote and (b) abstentions will be treated as a vote against and broker non-votes will not be considered in the tabulation of the voting results and will not have any effect on the proposals concerning the Incentive Compensation Plan and the 1996 Employee Stock Plan.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, employees of the Company, who will not receive any additional compensation for their activities, may solicit proxies personally or by telephone or other means of communication. The Company has engaged Georgeson & Company, Inc., Wall Street Plaza, New York, New York 10005 to assist in the solicitation of proxies by such methods and for which such firm will be paid a fee not to exceed $10,000 plus out-of-pocket expenses. Upon request, the Company will reimburse brokers, dealers, bankers, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Shares.

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation authorizes the Board to fix the number of Directors from time to time, but at no less than five nor more than eleven. The number of directors is currently established at eight. The Restated Certificate of Incorporation also provides for three classes of directors, designated Class I, Class II and Class III, having initial terms of office of one, two and three years, respectively. Each class of directors is to consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board of Directors. Except for directors elected to fill vacancies on the Board of Directors (whether created by death, resignation, removal or expansion of the Board), at the expiration of the initial term of each class, the directors of that class will be elected for a term of three years and until their successors have been elected and qualified. At the Annual Meeting, three Class II directors, Mr. Anthony G. Petrello, Mr. Myron M. Sheinfeld and Mr. Martin J. Whitman, are nominated for election to the Board to serve for a three year term.

     If the enclosed Proxy is signed and returned, it will be voted FOR the election of Messrs. Petrello, Sheinfeld and Whitman as Class II directors to serve until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, unless contrary directions are given therein. However, should any nominee become unavailable or prove unable to serve for any reason, the Proxy will be voted for the election of such other person as the Board may select to replace such nominee, unless the Board instead fixes the number of Directors at less than eight. The Board has no reason to believe that the nominees will not be available or prove unable to serve.

     The following table sets forth certain information concerning each Class II director nominee and the continuing Class I and Class III directors. The age of each nominee and continuing director, his positions and offices with the Company, the year in which he first became a Director of the Company, his business experience during the past five years or more, and the other directorships he holds are shown below. Similar information is provided concerning Executive Officers who are neither Directors nor nominees for election as Directors.

              CLASS II DIRECTOR NOMINEES -- TERMS EXPIRING IN 1999

                                                                                        DIRECTOR
                                                                                        OF THE
                                              POSITION WITH THE COMPANY                 COMPANY
         NAME            AGE                AND PRIOR BUSINESS EXPERIENCE                SINCE
-----------------------  ----    ---------------------------------------------------    -------
Anthony G. Petrello....    41    President and Chief Operating Officer of the            1991
                                   Company since 1992 and has been a member of the
                                   Executive Committee since 1991. Mr. Petrello was
                                   formerly a partner with the law firm Baker &
                                   McKenzie, which he had been with since 1979. In
                                   1986, Mr. Petrello was named Managing Partner of
                                   Baker & McKenzie's New York Office and served in
                                   that capacity until 1991 when he resigned as a
                                   partner in the Firm. He continues as of counsel
                                   to the Firm.
Myron M. Sheinfeld.....    65    Chairman of the Audit Committee of the Board of         1988
                                   Directors since 1988 and member of the Compensation
                                   Committee since 1993. He is a senior shareholder
                                   with the law firm of Sheinfeld, Maley & Kay, a
                                   professional corporation, located in Houston,
                                   Texas. Mr. Sheinfeld has been an adjunct
                                   professor of law at the University of Texas,
                                   School of Law, since 1975, a contributing author
                                   to numerous legal publications, and a contributor
                                   and co-author of Colliers On Bankruptcy and
                                   Bankruptcy Tax for Matthew Bender & Co., Inc. He
                                   is a consultant to the Phoenix law firm of Meyer,
                                   Hendricks, Victor, Osborn & Maledon. He is also a
                                   director of Third Avenue Value Fund, Inc.
Martin J. Whitman......    71    Member of the Audit Committee since 1993. Managing      1991
                                   Director of Whitman Heffernan Rhein & Co., Inc.
                                   (an investment and investment advisory firm)
                                   since 1987; Chairman of the Board and a Director
                                   of Danielson Holding Corporation (a financial
                                   services holding company) since 1990; General
                                   Partner of WHR Management Company, L.P. (a firm
                                   managing partnerships) since 1989; Chairman and a
                                   Director of WHR Management Corporation (a firm
                                   managing partnerships) since 1992; General
                                   Partner of Carl Marks Strategic Investments, L.P.
                                   (an investment partnership) since 1987; Chairman
                                   of Third Avenue Value Fund, Inc. (a registered
                                   investment company) since 1990; Chief Executive
                                   Officer of M. J. Whitman, Inc., a broker-dealer
                                   since 1994; Adjunct Lecturer and Adjunct
                                   Professor in Finance, Yale University School of
                                   Management from 1972 to 1984 and 1992 to present;
                                   Member Advisory Board, Yale University School of
                                   Management since 1994.

              CLASS I DIRECTOR NOMINEES -- TERMS EXPIRING IN 1998

                                                                                        DIRECTOR
                                                                                        OF THE
                                              POSITION WITH THE COMPANY                 COMPANY
         NAME            AGE                AND PRIOR BUSINESS EXPERIENCE                SINCE
-----------------------  ----    ---------------------------------------------------    -------
Hans W. Schmidt........    66    From 1958 to 1992, Mr. Schmidt held a number of         1993
                                   positions with C. Deilman A.G., a diversed energy
                                   company located in Bad Bentheim, Germany,
                                   including serving as a Director from 1982 to
                                   1992. He also served from 1965 to 1992 as
                                   Director of a subsidiary, Deutag Drilling, a
                                   company with worldwide drilling operations. From
                                   1988 to 1991, Mr. Schmidt served as President of
                                   Transocean Drilling Company, a company of which
                                   he was also a director from 1981 until 1991.
Richard A. Stratton....    49    Vice Chairman of the Board of Directors since 1992      1986
                                   and a member of the Executive Committee. Mr.
                                   Stratton has served as President and Chief
                                   Operating Officer from 1986 to 1992, as Vice
                                   President of the Company from 1981 to 1986 and as
                                   Corporate Controller from 1979 to 1981. From 1970
                                   to 1979, Mr. Stratton, a CPA, was associated with
                                   the accounting firm of Price Waterhouse.

            CLASS III CONTINUING DIRECTORS -- TERMS EXPIRING IN 1997

                                                                                        DIRECTOR
                                                                                        OF THE
                                              POSITION WITH THE COMPANY                 COMPANY
         NAME            AGE                AND PRIOR BUSINESS EXPERIENCE                SINCE
-----------------------  ----    ---------------------------------------------------    -------
Gary T. Hurford........    59    Member of the Compensation Committee of the Board       1991
                                   of Directors since 1991. Mr. Hurford has been
                                   President of Hunt Oil Company since 1986. He has
                                   been employed by Hunt Oil Company since 1962 and
                                   has held a number of positions including District
                                   Engineer, Reservoir Engineer, Vice President of
                                   Drilling and Production and Executive Vice
                                   President of Energy. Previously he was employed
                                   with Mobil Oil Company and Magnolia Petroleum
                                   Company.
Eugene M. Isenberg.....    66    Chairman of the Board of Directors, Chairman of the     1987
                                   Executive Committee of the Board of Directors,
                                   Chief Executive Officer and Director of the
                                   Company since 1987. He is also a director of
                                   Danielson Holding Corporation (an insurance
                                   holding company). He served as Co-Chief Executive
                                   Officer of NorthStar Tubular Corp. (a trader in
                                   oil country tubular goods) from 1983 to 1986.
                                   From 1969 to 1982, Mr. Isenberg was Chairman of
                                   the Board and principal shareholder of Genimar,
                                   Inc. (a steel trading and building products
                                   manufacturing company), which was sold in 1982.
                                   From 1955 to 1968, Mr. Isenberg was employed in
                                   various management capacities with the Exxon
                                   Corporation.

                                                                                        DIRECTOR
                                                                                        OF THE
                                              POSITION WITH THE COMPANY                 COMPANY
         NAME            AGE                AND PRIOR BUSINESS EXPERIENCE                SINCE
-----------------------  ----    ---------------------------------------------------    -------
Jack Wexler............    70    Chairman of the Compensation Committee and a member     1987
                                   of the Executive and Audit Committees of the Board
                                   of Directors since 1987. He is an international
                                   business consultant and has acted as a consultant
                                   to exporting and petroleum service companies
                                   since 1982. Prior to 1982, Mr. Wexler was
                                   employed by the Exxon Corporation and its
                                   affiliates, serving in senior staff and operating
                                   management positions in the United States and the
                                   Far East.

EXECUTIVE OFFICERS (NOT DIRECTORS)

                                                   POSITION WITH THE COMPANY
         NAME            AGE                     AND PRIOR BUSINESS EXPERIENCE
-----------------------  ----    --------------------------------------------------------------
Michael W. Dundy.......    53    Vice President and General Counsel since January 1990. He had been Vice President and General Counsel of Nabors Alaska
                                   Drilling Inc., a subsidiary of the Company, from 1984 to
                                   1986. He has practiced law in Washington and Alaska since
                                   1972.
Bruce P. Koch..........    36    Controller of the Company since March 1990. He had been
                                   associated with the accounting firm of Coopers & Lybrand from
                                   1983 to 1990 in a number of capacities including Audit
                                   Manager. Mr. Koch has been a Certified Public Accountant
                                   since 1982.
Daniel McLachlin.......    58    Vice President and Corporate Secretary of the Company since
                                   1986. He had been Manager, Administration from 1984 to 1986.
                                   From 1979 to 1984, he was the Vice President, Human
                                   Resources of Nabors Drilling Limited, a subsidiary of the
                                   Company.

                            COMMITTEES OF THE BOARD

     The Committees of the Board consist of an Executive Committee, Compensation Committee and Audit Committee. The Company does not have a standing nominating committee. A shareholder who wishes to nominate a candidate for election to the Board should forward the candidate's name and detailed description of the candidate's qualifications to the Secretary at the principal executive offices at 515 West Greens Road, Suite 1200, Houston, Texas 77067. The Company requires notice of nominations by shareholders of persons for election as directors at an Annual Meeting to be delivered to the Company at least 90 days prior to such meeting.

     The Executive Committee is comprised of Messrs. Isenberg (Chairman), Petrello, Stratton and Wexler. The Compensation Committee is comprised of Messrs. Hurford, Sheinfeld and Wexler (Chairman). The Audit Committee is comprised of Messrs. Sheinfeld (Chairman), Wexler and Whitman.

     The Executive Committee met twenty-seven times during the fiscal year ended September 30, 1995. The Executive Committee, as empowered by the Company's By-Laws, has all of the powers, rights and authority of the Board of Directors to the extent permitted by law, except with respect to certain actions as stated in the By-Laws.

     The Compensation Committee met four times during the fiscal year ended September 30, 1995. The Compensation Committee is responsible for reviewing and making recommendations with respect to the objectives, structure, cost and administration of the Company's compensation programs and in that context reviews employment agreements, salaries, bonuses, stock options and employee benefit plans for officers and key employees.

     The Audit Committee met two times during the fiscal year ended September 30, 1995. The Audit Committee reviews and approves the scope of audit and non-audit services, the results of the audit, the adequacy of internal controls and fee estimates for audit and non-audit services.

     The Board of Directors met three times during the fiscal year ended September 30, 1995. No incumbent Director attended fewer than 75% of the of meetings of the Board and 75% of the meetings of all committees on which he served.

                           REMUNERATION OF DIRECTORS

     Prior to January 1, 1996, Directors who are not employees of the Company received a fee of $25,000 per annum. No additional fees were paid for attendance at meetings of the Board or for attendance at each meeting of board committees. Effective January 1, 1996, Directors who are not employees of the Company receive $28,000 per annum and an additional $3,000 per annum for serving as chairman of a committee. No additional fees are paid for attendance at meetings of board committees except that Directors who are not employees of the Company who serve on the Executive Committee are paid $2,000 per meeting for attendance at the Executive Committee. Non-employee directors of the Executive Committee are also entitled to the continuation of payment of their director fee for five years following termination of their service as a director in an amount equal to their last year's aggregate remuneration.

     The Stock Option Plan for Non-Employee Directors (the "Plan"), approved by shareholders at the 1994 Annual Meeting, is part of the standard arrangement for which non-employee directors are compensated. In accordance to this Plan, on March 7, 1995, each of Messrs. Hurford, Schmidt, Sheinfeld, Wexler and Whitman were granted options to purchase 5,000 Shares at a per Share price of $7.00, the market value of a Share on the date of the grant. These options, exercisable for ten years become fully vested on March 5, 1996.

                             BUSINESS RELATIONSHIPS

     Mr. Anthony Petrello was a partner of and is currently of counsel to Baker & McKenzie, which provided legal services to the Company during the fiscal year ending September 30, 1995 and will continue to render such services in the future.

     During the fiscal year ended September 30, 1995, Mr. Wexler was paid an annual retainer of $50,000 for consulting services provided in areas such as marketing, management compensation, safety and potential acquisitions. Effective September 30, 1995, Mr. Wexler resigned his position as consultant to the Company.

            SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of December 31, 1995, information with respect to the beneficial ownership of the Company's outstanding Shares by (a) each Director and nominee for election as a Director, (b) Executive Officers who are not Directors or nominees for election as Directors, (c) all Directors and Executive Officers as a group, (d) other person or entity known by the Company to be the beneficial owner of more than 5% of the Company's outstanding voting securities:

                                                                  COMMON STOCK BENEFICIALLY OWNED
                                                              ---------------------------------------
                    BENEFICIAL OWNER(2)                       NUMBER OF SHARES   PER CENT OF TOTAL(1)
------------------------------------------------------------  ----------------   --------------------
DIRECTORS
Gary T. Hurford(3)..........................................      2,091,000               2.47
Eugene M. Isenberg(4).......................................      5,809,349               6.57
Anthony G. Petrello(5)......................................      2,425,000               2.79
Hans W. Schmidt(6)..........................................         78,000            *
Myron M. Sheinfeld(7).......................................         42,135            *
Richard A. Stratton(8)......................................        898,746               1.05
Jack Wexler(9)..............................................        120,000            *
Martin J. Whitman(10).......................................      3,517,770               4.16

EXECUTIVE OFFICERS (NOT DIRECTORS)
Michael W. Dundy(11)........................................         52,500            *
Bruce P. Koch(12)...........................................         30,000            *
Daniel McLachlin(13)........................................          9,466            *
All Directors/Executive Officers as a group (11
  persons)(3)-(13)..........................................     15,073,966              16.38

OTHER
FMR Corp.(14)...............................................      8,662,900              10.24

---------------

   * Less than 1%

 (1) As of December 31, 1995 the Company had outstanding and entitled to vote 84,566,240 Shares.

 (2) The address of all persons, unless otherwise indicated in the footnotes, is in care of 515 West Greens Road, Houston, Texas 77067.

 (3) The Shares listed for Mr. Hurford include (i) 2,026,000 Shares owned directly by Hunt Oil Company of which Mr. Hurford is President, and (ii) 65,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995. Mr. Hurford disclaims beneficial ownership of all shares directly owned by Hunt.

 (4) The Shares listed for Mr. Isenberg include 3,916,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995. Not included in the table are 372,595 Shares owned directly or held in trust by members of Mr. Isenberg's family of which Mr. Isenberg disclaims beneficial ownership.

 (5) The Shares listed for Mr. Petrello include 2,275,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

 (6) The Shares listed for Mr. Schmidt include 75,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

 (7) The Shares listed for Mr. Sheinfeld include 25,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

 (8) The Shares listed for Mr. Stratton include 875,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

 (9) The Shares listed for Mr. Wexler include 120,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

(10) The Shares listed for Mr. Whitman include (i) 2,044,541 Shares owned by Carl Marks Strategic Investments, L.P. ("CMSI") for itself or for the benefit of third parties; (ii) 757,809 Shares owned by M. J. Whitman & Co., Inc. ("MJW&CO."); (iii) 166,519 Shares owned by Mr. Whitman's wife and adult children; and (iv) 523,901 Shares owned directly by Mr. Whitman. Mr. Whitman is a minority general partner of the general partner of CMSI; and a majority stockholder in MJW&Co. As a result of his stock ownership of MJW&Co., Mr. Whitman may be deemed to have beneficial ownership, and the power to direct the vote, of the Shares owned by MJW&Co, and his wife and family members. Mr. Whitman disclaims beneficial ownership of Shares not directly owned by him. The Shares listed for Mr. Whitman also include 25,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

(11) The Shares listed for Mr. Dundy include 52,500 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

(12) The Shares listed for Mr. Koch include 30,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

(13) The Shares listed for Mr. McLachlin include 9,375 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1995.

(14) Based on the information contained in Schedule 13G of FMR Corp. filed with the Securities and Exchange Commission on February 13, 1995, the Shares listed for FMR Corp. include (i) 7,305,540 Shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), of which 41,300 Shares are beneficially owned by Fidelity International Limited, and (ii) 1,357,360 Shares beneficially owned by Fidelity Management Trust Company. FMR Corp. has sole voting power with respect to 1,398,660 Shares and sole dispositive power with respect to 8,662,900 Shares. Fidelity International Limited also has sole voting and dispositive power with respect to all the Shares it beneficially owns. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson each own 24.9% of the outstanding voting stock of FMR Corp. and have sole dispositive power with respect to 7,150,020 shares. Neither FMR Corp. nor Edward C. Johnson 3d has sole power to vote or direct the voting of Shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of Shares under written guidelines established by the Funds' Board of Trustees. The address of such entity is 82 Devonshire Street, Boston, Massachusetts.

                           REMUNERATION OF MANAGEMENT

SUMMARY COMPENSATION TABLE

     The table below sets forth all reportable compensation awarded to, earned by or paid to the named executive officers for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer, and the four next most highly compensated Executive Officers serving as of September 30, 1995 ("Named Executive Officers") for each of the last three fiscal years.

      -------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION
                                                                               --------------------------------
                                                                                                        PAYOUTS
                                                                               AWARDS
       ------------------------------------------------------------------------------------------------------------------
            (a)               (b)     (c)        (d)              (e)            (f)          (g)         (h)           (i)
                                                                             RESTRICTED    SECURITIES
                                                              OTHER ANNUAL      STOCK      UNDERLYING    LTIP        ALL OTHER
                                     SALARY     BONUS         COMPENSATION    AWARD(S)      OPTIONS/    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)             ($)(1)          ($)        SARS (#)      ($)           ($)
------------------------------------------------------------------------------------------------------------------
 Eugene M. Isenberg           1995   325,000  1,300,000(2)                           0      1,800,000         0        17,438(3)
 Chairman of the Board,       1994   325,000    675,000                              0        425,000         0        13,419
 Director and Chief           1993   325,000    675,000                              0              0         0       175,700
 Executive Officer
------------------------------------------------------------------------------------------------------------------
 Anthony G. Petrello          1995   275,000    300,000(4)                           0      1,600,000         0       133,069(5)
 Director, President and      1994   275,000    420,000                              0        325,000         0       129,293
 Chief Operating Officer      1993   275,000    420,000                              0              0         0       111,960
------------------------------------------------------------------------------------------------------------------
 Richard A. Stratton          1995   275,000    200,000                              0        200,000         0        20,180(6)
 Vice Chairman of the         1994   225,000    135,000                              0        100,000         0        15,359
 Board, Director and          1993   225,000    135,000                              0              0         0        30,727
 President, Nabors Drilling
 USA, Inc.
------------------------------------------------------------------------------------------------------------------
 Michael W. Dundy             1995   140,400     14,040                              0         10,000         0         5,885(7)
 Vice President and General   1994   140,400     14,040                              0         10,000         0         5,185
 Counsel                      1993   140,400     18,252                              0         10,000         0         6,318
------------------------------------------------------------------------------------------------------------------
 Bruce P. Koch                1995   100,000     20,000                              0         20,000         0         4,500(8)
 Corporate Controller         1994    97,500     15,000                              0         15,000         0         3,111
                              1993    87,500     18,000                              0         10,000         0         5,483
------------------------------------------------------------------------------------------------------------------

---------------

(1) The aggregate amount of prerequisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the salary and bonus for each of the Named Executive Officers.

(2) Effective December 4, 1995, in lieu of a portion of his cash bonus, Mr. Isenberg was granted options to purchase 1,000,000 at a per Share exercise price of $9.5625, the market value of a Share, on the date of grant. The options vest in three equal annual installments commencing December 4, 1996.

(3) Mr. Isenberg's All Other Compensation amount for 1995 includes Company matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $6,750; and $10,688 that is the benefit to Mr. Isenberg of the premiums paid by the Company, as projected on an actuarial basis, for a split dollar life insurance arrangement.

(4) Effective December 4, 1995, in lieu of a portion of his cash bonus, Mr. Petrello was granted options to purchase 303,000 at a per Share exercise price of $9.5625, the market value of a Share, on the date of grant The options vest in three equal annual installments commencing December 4, 1996.

(5) Mr. Petrello's All Other Compensation amount for 1995 includes Company matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $6,750; and $2,076 which is the benefit to Mr. Petrello of the premiums paid by the Company, as projected on an actuarial basis, for a split dollar life insurance arrangement; a Company paid premium for term life insurance of $29,391; and the Company's reimbursement of certain traveling and other expenses of $94,852.

(6) Mr. Stratton's All Other Compensation amount for 1995 includes Company matching contributions to a retirement savings plan and non-qualified deferred compensation plan of $6,750; a Company paid premium for life insurance of $7,070; and imputed interest of $6,360 on a loan from the Company to finance the purchase of a home following his relocation to Houston.

(7) Mr. Dundy's All Other Compensation amount for 1995 includes Company matching contributions to a retirement savings plan of $3,534, and imputed interest of $2,351 on a loan from the Company to finance the purchase of a home following his relocation to Houston.

(8) Mr. Koch's All Other Compensation amount for 1995 includes Company matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $4,500.

STOCK OPTION/SAR GRANT TABLE

     The following table provides information with respect to stock options granted during the fiscal year ended September 30, 1995 to the Named Executive
Officers:

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

========================================================================================================
                                                                           POTENTIAL REALIZABLE VALUE
                                                                            AT ASSUMED ANNUAL RATES
                                                                                 OF STOCK PRICE
                                                                                  APPRECIATION
                 INDIVIDUAL GRANTS                                              FOR OPTION TERM(8)
--------------------------------------------------------------------------------------------------------
         (a)                (b)            (c)          (d)         (e)         (f)          (g)
                                      % OF TOTAL
                                      OPTIONS/SAR    EXERCISE
                      OPTIONS/SARS    GRANTED TO        OR
                        GRANTED      EMPLOYEES IN   BASE PRICE   EXPIRATION
         NAME             (#)         FISCAL YEAR     ($/SH)       DATE        5% ($)        10% ($)
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg   1,800,000(1)      40.42%       $6.375     12/28/04   $7,216,566(4)  18,288,195(6)
--------------------------------------------------------------------------------------------------------
  Anthony G. Petrello  1,600,000(1)      35.93%        6.375     12/28/04    6,414,725(4)  16,256,173(6)
--------------------------------------------------------------------------------------------------------
  Richard Stratton       200,000(2)       4.49%        6.375     12/28/04      801,841(4)   2,032,022(6)
--------------------------------------------------------------------------------------------------------
  Michael W. Dundy        10,000(3)       0.22%        6.250     01/13/05       39,306(5)      99,609(7)
--------------------------------------------------------------------------------------------------------
  Bruce P. Koch           20,000(3)       0.45%        6.250     01/13/05       78,612(5)     199,218(7)
--------------------------------------------------------------------------------------------------------

(1) The options were granted on December 28, 1994 and vest in four equal annual installments beginning October 1, 1995. The exercise price was equal to the per Share market price on the date of the grant. In the event that the Shares trade for twenty (20) consecutive days at an average price that is 15 percent per annum or greater than the price on the date of grant, the first installment will vest early; if it trades at more than 32.3 percent, the second installment will vest; if it trades at 52.1 percent the third installment will vest; and if it trades at 74.9 percent the fourth installment will vest. As of December 31, 1995, three of the installments had vested. In the event these options or any other options held by the Executive become vested and are exercised, new options will be granted to the Executive in a number equal to the number of such options exercised. Such new options will have an exercise price equal to the market value of a Share on the date of the new grant. The number of new options granted cannot exceed the total number of options granted on December 28, 1994. The options were granted in connection with the extension of each executive's employment contract. See "Employment Contracts".

(2) The options were granted on December 28, 1994 and vest in two equal annual installments beginning December 28, 1995. The exercise price was equal to the per Share market price on the date of the grant. In the event that the Shares trade for twenty (20) consecutive days at an average price that is 15 percent per annum or greater than the price on the date of grant, the first installment will vest early and if it trades at more than 32.3 percent, the second installment will vest early. As of December 31, 1995, both of the installments had vested. In the event these options or any other options held by the Executive become vested and are exercised, new options will be granted to the Executive in a number equal to the number of such options exercised. Such new options will have an exercise price equal to the market value of a Share on the date of the new grant. The number of new options granted cannot exceed the total number of options granted on December 28, 1994. The options were granted in connection with the extension of each executive's employment contract. See "Employment Contracts".

(3) The options were granted on January 13, 1995 and vest in four annual installments beginning January 13, 1996. The exercise price was equal to the current market price of the underlying stock on the date of the grant.

(4) Represents an assumed market price per Share of $10.38.

(5) Represents an assumed market price per Share of $10.18.

(6) Represents an assumed market price per Share of $16.54.

(7) Represents an assumed market price per Share of $16.21.

(8) As required by rules of the Securities and Exchange Commission, the dollar amounts under columns (f) and (g) represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of Share price appreciation over the full option term. These assumed rates, for a 5% hypothetical gain would result in a price per Share on December 28, 2004 and January 13, 2005 of $10.38 and $10.18, respectively, and for a 10% hypothetical gain would result in a price per Share on December 28, 2004 and January 13, 2005 of $16.54 and $16.21, respectively. If these price appreciation assumptions are applied to all of the Company's outstanding Shares on the grant date of December 28, 1994, such Shares would appreciate in the aggregate by approximately $335.9 million and $851.3 million, respectively, over the ten-year period ending on December 28, 2004. If these price appreciation assumptions are applied to all of the Company's outstanding Shares on the grant date of January 13, 1995 such Shares would appreciate in the aggregate by approximately $329.4 million and $834.8 million, respectively, over the ten-year period ending on January 13, 2005. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Shares.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table provides information with respect to the stock options exercised during fiscal year ended September 30, 1995 and the value as of September 30, 1995 of unexercised in-the-money options held by the Named Executive Officers. The value realized on the exercise of options is calculated using the difference between the per Share option exercise price and the market value of a Share on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the per Share option exercise price and the market value of a Share at fiscal year end, September 30, 1995.

========================================================================================================
         (A)             (B)         (C)                  (D)                         (E)
                       SHARES                    NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                      ACQUIRED                       OPTIONS/SARS                IN-THE-MONEY
                         ON         VALUE              AT FY-END               OPTIONS AT FY-END
                      EXERCISE    REALIZED                (#)                         ($)
        NAME             (#)         ($)       EXERCISABLE / UNEXERCISABLE EXERCISABLE / UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg      0           0           3,466,000  /  900,000      $14,194,375  /  $2,531,250
--------------------------------------------------------------------------------------------------------
  Anthony G. Petrello     0           0           1,875,000  /  800,000        6,157,812  /   2,250,000
--------------------------------------------------------------------------------------------------------
  Richard A. Stratton     0           0             875,000  /        0        3,924,062  /           0
--------------------------------------------------------------------------------------------------------
  Michael W. Dundy        0           0              46,250  /   18,750          179,984  /      51,953
--------------------------------------------------------------------------------------------------------
  Bruce P. Koch        13,750      53,500            13,750  /   41,250           39,140  /     119,921
========================================================================================================

EMPLOYMENT CONTRACTS

     Mr. Isenberg's 1987 employment contract and Mr. Petrello's 1992 employment contract were amended and restated effective October 1, 1994 and both contracts are scheduled to expire September 30, 1999. Under Mr. Isenberg's restated contract, Mr. Isenberg's salary remained at $325,000 per year and the formula for the calculation of his cash bonus remained as it had been under his previous shareholder approved contract, which provided that Mr. Isenberg is entitled to receive an annual cash bonus equal to 7% of the Company's net cash flow (as defined in the employment contract) in excess of 15% of the average stockholder's equity for such fiscal year. Under Mr. Petrello's restated contract, Mr. Petrello's salary remained at $275,000 per year and his annual bonus remained as it had been at the greater of $700,000 or 2% of the net cash flow (as defined in the employment contract) in excess of 15% of the average stockholders equity in such year. Mr. Isenberg and Mr. Petrello were also granted 1,800,000 and 1,600,000 options respectively (see "Option Grants in the last Fiscal Year" above).

     In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated by the Company by reason of death, disability, or any reason other than for cause or is terminated by either individual for constructive termination without cause, the terminated individual will be entitled to receive (i) all base salary which would have been payable through September 30, 1999 or three times the then current base salary, whichever is greater, (ii) all annual cash bonus which would have been payable through September 30, 1999, or three times the highest "cash bonus" paid during the last three fiscal years prior to termination, whichever is greater, (iii) any restricted stock outstanding which shall become immediately and fully vested,
(iv) any outstanding stock options (including any reload rights contained therein) which shall become immediately and fully vested. In the event that either Mr. Isenberg's or Mr. Petrello's termination is related to a Change in Control, then, in addition to the items listed in (i) through (iv) above, the terminated individual shall be entitled, upon his election to terminate because of a Change in Control, to receive in lieu of any such number of outstanding options, as selected by the individual, an amount of cash in exchange therefor in an amount equal to (x) the excess of the Change in Control Price over the exercise price of the options per share of Common Stock multiplied by (y) the number of options selected by the individual. In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated for cause or as a result of resignation, the terminated individual will be entitled to receive (i) base salary through the date of termination, (ii) all annual cash bonus which would have been payable through the date of termination, (iii) all restricted stock that has vested on or prior to the date of termination, and (iv) any outstanding stock options (including any reload rights contained therein) vested on or prior to the date of termination.

     Mr. Stratton's employment contract that was scheduled to expire on December 31, 1995 was extended to December 31, 1998. Pursuant to his employment contract extension, Mr. Stratton received a salary of $275,000. Mr. Stratton's term of employment continues until the earliest of December 31, 1998, his death, permanent and total disability, temporary partial or permanent disability, voluntary resignation or discharge for cause as defined in the employment agreement. In the event Mr. Stratton is terminated by reason of death, disability, or by discharge without cause in breach of his employment agreement, Mr. Stratton shall be entitled to the greater of his salary through the termination of his employment contract or one year's salary and all outstanding options which shall become immediately vested. In the event Mr. Stratton is terminated for cause or voluntarily resigns, he shall be entitled to receive only those outstanding options which have then vested. Mr. Stratton may elect to treat any breach of his employment contract by the Company or its successor, in the event of a merger, consolidation or sale of substantially all of the assets of the Company, as a discharge without cause.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised, and for fiscal 1995 was comprised, of three non-employee directors, Mr. Wexler (Chairman), Mr. Hurford and Mr. Sheinfeld. The Company provided drilling and logistical services to Hunt Oil Company ("Hunt") of which, Mr. Gary Hurford, serves as a President. The drilling and logistical services were provided by the Company to Hunt at prevailing market rates and represented approximately 2% of the Company's consolidated gross revenue.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPOSITION AND ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") meets periodically to review and recommend to the Board of Directors for its approval policies and procedures relating to employment agreements, salaries, bonuses, stock grants, stock options and employee benefit plans for officers and employees. In particular, the Committee is responsible for recommendations with regard to:

        (1) Salary, cash bonuses, stock awards and stock option grants to management and other key employees.

        (2) Policies and practices in regards to employment agreements.

        (3) Stock-based compensation plan, other benefit programs including shareholder-approved stock option plans and defined contribution plans.

     The Committee conducts periodic meetings throughout the year, culminating in meetings, generally in December following the close of the fiscal year, to consider salary adjustments, incentive compensation and related issues.

COMPENSATION POLICIES

     The Committee's goal is to establish compensation policies and programs designed to attract and retain a qualified executive staff for the purpose of enhancing shareholder value. The Committee is mindful that, over the past decade, the oil field services industry, particularly drilling contractors, have undergone severe contractions in activity forcing many companies to withdraw or be eliminated from the market place. The ability of companies to compete in this new marketplace depends in part on the need to attract and retain executives with the necessary industry knowledge and management and financial skills to preserve and enhance the Company's position, notwithstanding the industry's characteristics. For this reason, the Commit-tee also is of the view that attracting executive talent from both inside and outside the industry is important to the continued enhancement of the Company. Consistent with these goals, the Committee seeks to:

        (1) Attract and retain high quality executives needed to manage the Company and maintain its competitive position.

        (2) Reward effective ongoing management performance that achieve the Company's operating, financial and strategic goals established each year.

        (3) Focus executive attention on enhancing long-term shareholder value through stock-based compensation programs.

        (4) Reward key employees for exceptional performance with regard to the Company's success.

     The Company's executive compensation program includes base salary and incentive bonuses:

     Base Salary: The Committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and determines an appropriate salary level for each senior executive officer based primarily on individual performance and competitive factors. These competitive factors include as a reference the base salary of other top executives of drilling contractors and the oil service sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. For fiscal 1995, the Committee noted that generally the salaries of the Chief Executive Officer and the next four most highly compensated executive officers were, in the majority of cases, below the mean of the salaries for the same categories of the Company's competitors, as reported in the latest available proxy statements of the five companies other than Nabors, that comprise the Dow Jones Oil Drilling Index. The salaries of the Chief Executive Officer and the President have remained the same since 1987 and 1992, respectively, and were not increased for fiscal 1995. As a result of the significant growth in the company and the resulting growth in responsibilities, the salary of the President, Nabors Drilling USA, Inc. was increased for fiscal 1995.

     Incentive Bonus Program: The Committee administers annual review programs to determine to what extent to reward senior executive officers and key employees based upon the Company's performance in relation to Performance Goals. Financial Performance Goals are set forth in the contractual bonus formula for the Chief Executive Officer and President as described above. With respect to other senior executive officers, the Performance Goals include both financial and non-financial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infra-structure and enhancing positions in certain markets. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. The non-financial criteria include maintaining the Company's share in its principal geographic markets, enhancing the Company's technical capabilities and developing operations in identified strategic markets. Based on these reviews, annual incentive rewards are recommended by the Committee to the Board. Annual incentive awards include cash, options or Shares, or a combination thereof. Share awards or stock option grants typically have been issued on a four-year vesting schedule, but the Committee reserves the right to modify the vesting schedule in its discretion. Annual incentive bonus awards are not guaranteed except for those subject to contractual arrangements. The Committee believes that stock option grants and Share awards are critical in motivating and rewarding the creation of long-term shareholder value, and the Committee has established a policy of awarding stock options from time to time based on continuing progress of the Company and on individual performance. All option grants that are shown in the Summary Compensation Table for the past three years were made at market value of the underlying Shares at the time of grant so that holders will benefit from such options only when, and to the extent, the Share price increases after the option grant. For fiscal 1995, the bonus and stock options granted to the Chief Executive Officer and the next two most highly compensated executive officers were higher than those for the same categories of the Company's competitors, as reported in the latest available proxy statement of the five companies other than Nabors, that comprise the Dow Jones Oil Drilling Index. Messrs. Isenberg's and Petrello's cash bonuses are determined under a contractual formula based upon financial results. However, for fiscal 1995, the Committee, with the concurrence of Messrs. Isenberg and Petrello, reduced the cash bonus awards that they were entitled to under the formula arrangements. In lieu thereof, in December, 1995, the Committee granted to Messrs. Isenberg and Petrello 1,000,000 and 303,000
stock options, respectively, with a per Share exercise price of $9.5625, the market value of an underlying Share on the date of the grant. The Committee determined that the value of option awards was reasonable in relation of the cash bonus replaced, and its determination was confirmed by an opinion from an outside compensation consultant, William M. Mercer, Inc. The Committee believes that replacing a portion of a cash bonus with stock options aligns executive interests with shareholders and is a widespread accepted practice. The Committee also noted that for fiscal 1995, the Company's financial performance was generally superior to the five other companies that comprise the Dow Jones Oil Drilling Index as measured by the performance ratios -- Economic Value Added, Return of Capital Employed, Return on Assets, Return on Equity. These ratios, provided by Simmons & Company, were based on the last four quarters available results.

     In 1993, the Internal Revenue Code of 1986, as amended (the "IRC"), was amended to add Section 162(m). Section 162(m) limits to $1,000,000 the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the $1,000,000 limit, as well as compensation paid pursuant to employment contracts in existence prior to the adoption of Section 162(m). Section 162(m) applied to the Company for the first time in fiscal 1995 year. Although the contractual bonus arrangements remained the same from their previous contracts, certain bonus compensation, as well as the Share options granted to the Chief Executive Officer and the President pursuant to the new employment contracts entered into in 1994, may not be exempt from Section 162(m) and, therefore, the Company may not be able to deduct that portion of such compensation that exceeds $1,000,000 (see "Options/SAR Grant in the last Fiscal Year" and "Employment Contracts"). The cash compensation paid to Mr. Isenberg in excess of $1,000,000 for fiscal 1995 is not deductible. In reviewing its policies with respect to Section 162(m), the Committee noted that the Company may have available substantial net operating losses. While the Committee intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its principal executive officers. In this regard, the Committee in particular notes that it is placing before shareholders in this proxy a proposal for an Incentive Compensation Plan that will comply with Section 162(m).

CHIEF EXECUTIVE OFFICER

     The Committee believes its arrangements with its Chief Executive Officer have been designed from the outset to align compensation to enhancing shareholder value. Mr. Isenberg's compensation is made pursuant to a contractual formula that originated with several of the Company's major shareholders in 1987 following the Company's bankruptcy proceedings. These arrangements were subsequently approved by the various constituencies in the Company's bankruptcy proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court. Mr. Isenberg's base salary has remained constant since 1987. The major portion of his cash compensation is the performance based bonus compensation. He receives a cash bonus according to a formula based on cash flow in excess of a 15 percent return on shareholders' average book equity. The Committee believes that tying the cash bonus to cash flow in excess of a 15 percent return on shareholders' average equity aligns Mr. Isenberg's bonus to achieving superior financial results that should enhance shareholder value. In order to ensure that Mr. Isenberg and Mr. Petrello would continue to be available to the Company, the Committee amended and restated their employment contracts for additional five year terms (see "Employment Contracts" above). Mr. Isenberg's contractual bonus (as well as Mr. Petrello's) provides for the mandatory application of a bonus formula. However, as indicated above, for fiscal 1995, the Committee, with the concurrence of Messrs. Isenberg and Petrello, reduced the cash bonus awards that they were entitled to under the formula arrangements and, in lieu thereof, were granted stock options as described above.

     In reviewing Mr. Isenberg's compensation, the Committee took into account the long-term shareholder value which he had helped create since becoming the Company's Chief Executive Officer in 1987. The Committee also took note of the Company's expansion of its U.S. operations, which has enhanced the Company's operating leverage in the U.S. domestic market. The result of this effort is reflected in the chart below.

FINANCIAL HIGHLIGHTS
NABORS INDUSTRIES, INC. AND SUBSIDIARIES
(In millions, except per share amounts)

==================================================================================================
                                                            1995 VERSUS 1994    1995 VERSUS 1990
                                                          ----------------------------------------
                                   FISCAL YEAR                  INCREASE            INCREASE
--------------------------------------------------------------------------------------------------
   FINANCIAL DATA              1995    1994(1)    1990(1)      $         %          $        %
--------------------------------------------------------------------------------------------------
  Revenues...............   $572.8    $484.3     $153.9     $ 88.5       18%     $418.9     272%
--------------------------------------------------------------------------------------------------
  Net income.............     51.1       1.4       16.4       49.7     3550%       34.7     212%
--------------------------------------------------------------------------------------------------
  Net income per share...     0.58      0.02       0.27       0.56     2800%       0.31     115%
--------------------------------------------------------------------------------------------------
  Stockholders' equity...    368.8     317.4      117.3       51.4       16%      251.5     214%
--------------------------------------------------------------------------------------------------
  Year end market value
     of shares
     outstanding.........   $774.2     513.7      388.0     $260.5       51%     $386.2     100%
==================================================================================================

------------

(1) The financial data for 1994 and 1990 was restated to include Sundowner Offshore Services, Inc., which was acquired on October 27, 1994.

                                        THE COMPENSATION COMMITTEE

                                        Jack Wexler, Chairman
                                        Gary T. Hurford
                                        Myron M. Sheinfeld

                            STOCK PERFORMANCE GRAPH

     The following graph illustrates comparisons of five year cumulative total returns(1) among Nabors Industries, Inc., the S&P Midcap Index, and the Dow Jones Oil Drilling Index.

                                  Nabors In-                     Dow Jones Oil
      Measurement Period           dustries,      S&P Midcap       Drilling
    (Fiscal Year Covered)            Inc.            Index           Index
1990                                       100             100             100
1991                                        81             150              67
1992                                       119             169              64
1993                                       144             210              92
1994                                        94             213              76
1995                                       145             268              95

(1) Total returns assumes $100 invested on September 30, 1990 in shares of Nabors Industries, Inc., the S&P Midcap Index, and the Dow Jones Oil Drilling Index. It also assumes reinvestment of dividends and is calculated at the end of each fiscal year, September 30, 1990 to September 30, 1995.

                                APPROVAL OF THE
                          INCENTIVE COMPENSATION PLAN

     Upon the recommendation of the Compensation Committee, the Board of Directors unanimously adopted the Incentive Compensation Plan (the "Incentive Plan") and the Performance Goals included therein effective as of October 1, 1995, subject to approval by the shareholders at the 1996 Annual Meeting. The Incentive Plan is a performance-based plan for officers and other management that provides annual incentive opportunities linked directly to specific performance measures.

     Purpose. The Incentive Plan is intended to allow the Compensation Committee to make awards that qualify as performance-based compensation within the meaning of IRC Section 162(m). This provision limits to $1 million the allowable deduction for compensation paid by a publicly held company to the chief executive officer and to each of the other four most highly compensated employees for taxable years beginning on or after January 1, 1994. This limitation, however, does not apply to performance-based compensation that is tied to objective performance standards that have been established by a compensation committee of the board consisting solely of outside directors and the material terms of which have been approved by the shareholders. The Incentive Plan has been designed by the Compensation Committee to meet these criteria. The Compensation Committee in its discretion may seek to amend the current contractual bonus formulas for the Chief Executive Officer and President to substitute bonus arrangements under this Incentive Plan. Accordingly, the Company is seeking shareholder approval of the Incentive Plan.

     The Board of Directors believes that the Incentive Plan will advance the interests of the Company by providing Participants annual incentive opportunities linked directly to specific results.

     The following is a summary description of the Incentive Plan, which is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this Proxy Statement as Annex A.

     Eligibility. All officers and corporate and operating management employees of the Company and its subsidiaries are eligible for selection to participate in the Incentive Plan. There are approximately 120 officers and employees of the Company currently eligible to participate in the Incentive Plan.

     Awards. Under the Incentive Plan, for each fiscal year ("Award Year"), the Compensation Committee (the "Committee") will set a Target Award dollar amount for each Participant designated by the Committee. The Committee will also establish performance measures ("Performance Goals") in accordance with the Incentive Plan for each Participant. The Performance Goals may relate to a particular area of the business for which the Participant is responsible, to one or more business units or to the Corporation as a whole, or to a combination of the foregoing. The Committee will establish the objective criteria that will determine the percentage (which may not exceed 100%) of the Target Award that will be paid out based upon the level of achievement of the predetermined Performance Goals. The Performance Goals may include one or more of the following for a calendar year: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (d) earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives, and/or (e) Performance Goals based upon a percentage of cash flow in excess of a percentage of stockholders' equity.

     After the end of the fiscal year, the Committee will certify whether the Performance Goals have been attained. The Committee may reduce or eliminate any payout, but it may not increase a payout under the Incentive Plan. Payments under the Incentive Plan will be made in cash, provided that the Committee may, in its discretion, make any payment earned under the Incentive Plan in (i) Shares or (ii) stock options issued under any stock plan of the Company that has been shareholder approved. If all or a portion of a Participant's incentive payments are to be made in Shares or stock options, the Committee may also provide that, if any of such Shares or stock options are forfeited because such Participant's employment terminates before the restrictions on such Shares lapse, or vesting of the stock options occurs, such Participant shall be entitled to a cash payment from the Company for such forfeited Shares or unvested options. In the case of share awards, the cash payment shall be equal to the lesser of (i) the dollar amount of the incentive payment that was paid in the forfeited Shares in lieu of cash and (ii) the market value of the forfeited shares at the time of such employment termination. In the case of stock options, the cash payment shall be the difference between (i) the exercise price of the stock options and (ii) the market value of the Company's Common Stock at the time of such termination.

     In no event may the sum of the dollar value of incentive payments paid in cash, Shares and stock options to any Participant under the Incentive Plan for any Award Year exceed $3,000,000. The Committee must certify the level of achievement of the Performance Goals before any payments may be made under the Incentive Plan. The Board may terminate the Incentive Plan with respect to any specific year or in entirety at any time.

     Participants in the Incentive Plan may receive other annual bonus compensation outside the Incentive Plan whether or not bonus payments are made to Participants under the Incentive Plan for the same years. The payment of such additional bonus compensation will be at the discretion of the Committee and need not be based upon the achievement of objective Performance Goals.

     Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal is required to ratify the adoption of the Incentive Plan. If approved, the Incentive Plan will become effective as of October 1, 1995.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE INCENTIVE COMPENSATION PLAN.

                                APPROVAL OF THE
                            1996 EMPLOYEE STOCK PLAN

     Upon the recommendation of the Compensation Committee, the Board of Directors unanimously adopted the 1996 Employee Stock Plan (the "Plan") and the Performance Goal included therein, to be effective January 18, 1996 (the "Effective Date"), subject to the approval of shareholders at the 1996 Annual Meeting. The Plan is designed to be the successor equity incentive program to all of the Company's existing shareholder approved employee stock option and stock incentive plans.

     Over the years, the Company has adopted a number of stock option and stock incentive plans intended to provide a vehicle to attract and motivate employees who were expected to make a significant contribution to the financial success of the Company. In some instances, these stock option plans have only a small number of shares reserved for options outstanding and options available for grant. It is necessary to keep separate records for each one of these plans and then to combine them for reporting purposes. By consolidating most of these plans into the Plan, the Company will save the administrative and legal costs associated with maintaining separate stock option programs.

     The Plan is designed to promote the long-term profitability of the Company and its shareholders by aligning an increasing amount of key employee's total compensation to the performance of the Company's stock. The key element of the Plan is to motivate and reward key employees for the creation of long-term shareholder value. All of the options granted under this Plan will be at the market value of the underlying Shares on the date of the grant so that key employees will benefit only if the Shares price increases. It is the Company's policy that a substantial amount of a key employee's compensation be placed at risk to the performance of the Shares. The Plan also provides for stock appreciation rights and the issuance of a limited number of Shares of restricted stock, which will enable the Company to attract and retain qualified executives in this competitive environment without having to draw on its cash reserves.


     Subject to shareholder approval of the Plan, on January 18, 1996, the Compensation Committee granted options in respect of 597,000 Shares to Non-Executive Officer Employees. The options were issued at an exercise price of $10.375 per share, based upon the closing per Share market price on the date of grant. The options, exercisable through January 18, 2006, vest in four equal annual installments beginning January 18, 1997. Assuming that the Shares appreciate at an assumed annual compounded rate of 5% and 10% over the full option term, as required by the Securities and Exchange Commission, the hypothetical gain or "option spread" that would exist for the options at the end of ten years would be $3,895,295 and $9,871,442, respectively. These assumed rates would result in a per Share price on January 18, 2006 of $16.90 and $26.91, respectively. If these price appreciation assumptions are applied to all of the Shares outstanding on the grant date, the Shares would appreciate in the aggregate by approximately $551.9 million and $1,398.5 million, respectively, over the ten-year period ending on January 18, 2006. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Shares. It is important to note that options have value to its recipients only if the stock price advances beyond the grant date price during the effective option period.


     The principal characteristics of the Plan are summarized below. The information contained herein is qualified in its entirety by reference to the complete text of the Plan.

     Purpose. The purpose of the Plan is to provide incentives for approximately 120 key officers and management employees ("Covered Persons") of the Company and its affiliates (collectively, "Nabors") by encouraging their ownership of the Company's Common Stock, and to aid the Company in retaining such employees upon whose efforts the Company's success and future growth depends and in attracting other highly qualified officers, and managerial employees.

     Effective Date. The Plan shall be effective on January 18, 1996, but shall be subject to approval of shareholders at the Company's 1996 Annual Meeting.

     Consolidation of Plans. The Plan will become the successor plan to the following shareholder-approved stock plans of the Company: 1978 Incentive Stock Option Plan, 1978 Participation Stock Option Plan, 1981 Participation Stock Option Plan, 1988 Incentive Stock Option Plan, 1988 Stock Option Plan at $1.10, 1988 Stock Option Plan at $.75, 1990 Stock Option Plan, 1991 Stock Option Plan, 1992 Incentive Stock Plan,

1993 Key Employee Stock Plan. These stock option plans will be collectively referred to in this summary as the "Predecessor Plans". If the Plan is approved, the Company will have two plans that have been approved by shareholders, the Plan and the 1993 Stock Option Plan for Non-Employee Directors.

     If the Plan is approved, all outstanding options under the Predecessor Plans, and all unvested share awards thereunder, will be incorporated into the Plan. The Predecessor Plans will thereupon terminate, and no further option grants or share awards will be made under the Predecessor Plans. However, all such options and share awards will continue to be governed by the terms and conditions of the instruments evidencing those grants and awards.

     Administration. The Plan shall be administered by an independent committee (the "Committee") appointed by the Company's Board of Directors (the "Board"). No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. The Committee shall be comprised of members who qualify as "disinterested persons" under Rule 16 b-3 of the Securities Act of 1934, as amended ("Rule 16 b-3"), and as "outside directors" under IRC Section 162(m).

     The Committee will, among other things, determine which Covered Persons will receive Share awards ("Awards"), option grants or stock appreciation rights ("SARs") ("Grants"); the size, timing and duration of such Awards and Grants; the exercise price of the option grants; whether an option shall be an incentive stock option ("ISO") as described in IRC Section 422(b), or a non-qualified stock option ("NQSO"); and the terms upon which options may be exercised or stock award may vest, all subject to express requirements and limitations of the Plan.

     Stock Subject to the Plan. Shares awarded or options or SARs granted under the Plan may be either authorized and unissued Shares or previously issued Shares held in the treasury of the Company, or both. Shares reserved that do not vest or options which have terminated or expired prior to exercise shall be available for further awards or grants hereunder, subject to the per employee limitations described below. The number of Shares initially reserved for issuance under the Plan shall be comprised of (i) the number of Shares which remain available for grant under the Predecessor Plans (1,196,839 as of January 17, 1996) and (ii) the Shares subject to outstanding unvested Share awards and unexercised options under the Predecessor Plans (8,280,620 as of January 17, 1996), and (iii) 1,000,000 additional Shares for a total initial reserve not to exceed 10,477,459 Shares ("Initial Reserve") as of January 17, 1996.

     The number of Shares available for issuance under the Plan shall automatically increase on the first trading day of each fiscal year during the term of the Plan, beginning with the 1996 fiscal year, by an amount equal to 1 1/2% of the Shares outstanding on September 30 of the immediately preceding fiscal year. However, each such annual increase shall be subject to reduction to the extent necessary so that the maximum number of Shares for options granted and available for grant, SARs granted and available for grant and, Shares awarded and available for award under the Plan shall not exceed 10% of the shares outstanding as of September 30 of the immediately preceding fiscal year, subject to adjustment for certain changes in the Company's capital structure (the "10% Limitation"). For the purpose of calculating the 10% Limitation (a) options that are 50% or more in-the-money (the current market price of a underlying share exceeds the per share exercise price by 50% or more on average for twenty (20) consecutive trading days on or prior to the determination date) shall not be deemed to be outstanding under the Plan ("Qualified Options") and
(b) the Shares underlying such Qualified Option shall be deemed to be outstanding Shares. This determination shall be made on and as of September 30 of the immediately preceding fiscal year.

     If any Shares that have been awarded or granted cease to be subject to an award or grant, if any Shares that are subject to any award or grant are forfeited, or if any award or grant otherwise terminates without issuance of Shares being made to the Awardee or Optionee, such Shares may again be available for distribution in connection with stock awards or option grants under the Plan.

     After the Plan becomes effective, in no event will any one individual participating in the Plan be awarded any combination of Shares, options or SARs exceeding an amount equal to 50% of the Initial Reserve (as defined share) subject to periodic adjustment for certain changes in the Company's capital structure. Awards and Grants that are outstanding as of the Effective Date shall not be subject to this limitation.

     After the Plan becomes effective, in no event will more than 10% of the Initial Reserve (as defined above) be issued as stock awards, subject to periodic adjustments for certain changes in the Company's capital structure.

     Eligibility. Share awards, option grants, or SAR grants under the Plan will be made to Covered Persons as selected by the Committee. In selecting Participants, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company.

     Option Grants. In the case of NQSOs, the option exercise price shall be set by the Committee, but shall be no less than the Fair Market Value per Share on the date of the grant of the option. As determined by the Committee, on the date of the grant, an Optionee may reduce the option exercise price by paying the Company in cash, shares, options, or the equivalent, an amount equal to the difference between the exercise price and the reduced exercise price of the option. The option price is to be paid, upon exercise, in cash or, in the discretion of the Committee, in options or shares of the Company to be valued at fair market value at the time of exercise. The Committee may specify a period for exercise of an option (the "Option Period") which period shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be exercisable in installments during the Option Period.

     The maximum amount of compensation that any employee could receive as a stock option grant can be determined under the following formula: (a) difference between the Fair Market Value of the Shares at the time of exercise and the option price (unadjusted for any consideration paid by the employee at the time of the issuance of the option), (b) multiplied by the maximum number of the Shares under the Plan available for issuance to any individual, which is equal to 50% of the Initial Reserve (as defined above).

     Share Awards. The Committee shall establish Performance Goals for Share awards in writing and the vesting of such Shares shall be contingent upon the attainment of such Performance Goals. Such Performance Goals shall be based upon the following business criteria: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (d) earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives, and/or (e) Performance Goals based upon a percentage of cash flow in excess of a percentage of stockholders' equity. The Committee shall designate in writing (a) those individuals from among the class of Covered Persons who are eligible to receive stock awards upon the attainment of the Performance Goals, and (b) the number of shares available for Share awards to any Participant. The maximum number of Shares in the Plan available for the making of Share awards to any individual is equal to 10% of the 1,000,000 additional Shares and each annual increase.

     The maximum amount of compensation that any employee can receive as a Share award is determined by the following formula: (a) the fair market value of the shares at the time of vesting for such shares, (b) multiplied by the maximum number of Shares under the Plan available for Share awards to any one individual, which is equal to 10% of the Initial Reserve (as defined above).

     Stock Appreciation Rights. A Stock Appreciation Right ("SAR") shall entitle a Participant to receive cash, Common Stock, or a combination thereof. If granted in conjunction with an option, the exercise of an SAR shall require the cancellation of the corresponding portion of the option, and the exercise of the option shall require the cancellation of the corresponding portion of the SAR. SARs may be granted on or after the corresponding grant of NQSOs, but only at the same time as the corresponding grant of ISOs. The Committee in its discretion shall determine the number of SARs awarded to a Covered Person in any calendar year, subject to the maximum per Participant limitation described above. The Committee shall determine the terms and conditions of any SAR. The terms and conditions shall be confirmed in and be subject to an agreement between the Company and the Participant. If granted in conjunction with options, the SAR shall be exercisable for and during the same period as the corresponding options. Upon exercise of an SAR, a Covered Person shall receive an amount in cash, shares of Common Stock or both equal to (i) the excess of the Fair Market Value of the Common Stock over the option price per share (if the SAR is granted in conjunction with an option), multiplied by (ii) the number of shares of Common Stock subject to the SAR. The transferability and termination provisions of an SAR are the same as set forth above with respect to stock options.

     SARs may only be awarded with an exercise price equal to or in excess of the fair market value of the Common Stock on the grant date. The maximum number of SARs that may be granted to any individual is the same as that for stock options as described above. The maximum amount of compensation that any employee could receive pursuant to SAR grants is the same as that for stock options, as described above.

     Change in Control/Extraordinary Transaction. The Committee, in its discretion, shall have the authority to make provisions in its award and grant agreements to address vesting and other issues arising in connection with a change in control. In the event that the Company shall consummate an Extraordinary Transaction (as defined below) the Share reserve under the Plan shall be increased by a number of Shares equal to 5% of the Shares issued in the Extraordinary Transaction, provided that in no event shall the number of Shares available under the Plan exceed the 10% Limitation. An Extraordinary Transaction is a transaction pursuant to which the Company acquires a business, whether through a merger with and into the Company or any of its subsidiaries or other combination, the acquisition of stock or assets or otherwise, and in connection therewith the Company issues or sells, directly or indirectly, Shares in an amount equal to or greater than 10% of the Shares outstanding immediately prior to the consummation of such Extraordinary Transaction. An increase in the share reserve under this paragraph shall not affect the maximum number of options, SARs, or stock grants that any individual can receive under the Plan, nor the maximum amount of compensation (as previously described) that any individual can receive under the Plan.

     Federal Income Tax Consequences. In the case of options and SARs, the Company has been advised that an employee will not realize taxable income upon the grant of an option under the Plan.

     With respect to NQSO's granted, an employee will realize ordinary income upon the exercise of such option to the extent that, on the date of exercise, the fair market value of the shares purchased under the option exceeds the exercise price. The Company will be allowed a deduction against income at the same time and in the same amount. The employee's basis of the shares for computing gain or loss on their subsequent disposition will be the fair market value on the date of exercise. To the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all of the Company's plans) exceeds $100,000, such options shall be treated as NQSOs.

     With respect to ISOs granted, if the Optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of shares to the employee, the Optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. The employee's basis in the shares for computing gain or loss on their subsequent disposition will be the exercise price of the ISO related to the shares. If an employee makes a disqualifying disposition of shares acquired pursuant to an ISO (i.e., sells or otherwise disposes of such shares within two years of the date the ISO was granted or within one year of the date the shares were transferred to the employee), the employee will realize ordinary income in the difference between the fair market value of the stock on the date the ISO was exercised and the option price, and the Company will be allowed a deduction at the same time and in the same amount provided it withholds income tax on such amount. Any balance received by an employee making a disqualifying disposition of shares received pursuant to the exercise of an ISO will be considered short-term capital gain.

     In addition to the federal income tax consequences described above, an ISO Optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the Optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is a tax preference item. In addition, the Optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an Optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to the ISO preference (and other tax deferral preferences) is allowed as credit against the Optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

     In the case of stock grants, taxable income will generally be realized upon vesting of the grant except that if the employee is an insider the taxable income will not be realized until the expiration of any applicable insider trading restriction.

     The Company intends that compensation paid under the Plan will constitute "qualified performance-based compensation" under IRC Section 162(m) and the applicable regulations, which disallows tax deductions for certain non-qualified employee remuneration in excess of $1 million. IRC Section 162(m) requires that the material terms of the Performance Goal under which compensation is to be paid must be disclosed to and approved by the shareholders. The material terms include the employees eligible to receive compensation, a description of the business criteria on which the Performance Goal is based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the Performance Goal is attained. These items of disclosure are set forth above with the descriptions of the separate equity incentive programs comprising the 1996 Plan.

     Stockholder Approval. The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote on the proposal is required for the approval of the Plan. If such approval is obtained, the Plan will become effective as of January 18, 1996 and the grants made subject to the Plan being approved by shareholder shall be incorporated into the Plan. Should such shareholder approval not be obtained, the Predecessor Plans, which have been previously approved by shareholders, will continue to remain in effect, and stock awards and option grants may continue to be made pursuant to the provisions of such plans until the available reserve of Common Stock under such plans is exhausted. A copy of the Plan is attached as Annex B to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 1996 EMPLOYEE STOCK PLAN.

                                  ACCOUNTANTS

     Coopers & Lybrand L.L.P., independent accountants, have been selected by the Company to serve as its accountants for the current fiscal year. Coopers & Lybrand L.L.P. have been the Company's accountants since May of 1987.

     A representative from Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with all
Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required during the two fiscal years ended September 30, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

     The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of Proxy or their substitutes will vote in their discretion on such matters.

                    SHAREHOLDERS' PROPOSALS FOR PRESENTATION
                             AT 1997 ANNUAL MEETING

     If a shareholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Shareholders, the proposal must be received at the executive offices of the Company no later than October 2, 1996 to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that Annual Meeting.

                                            NABORS INDUSTRIES, INC.

                                            /s/ DANIEL MCLACHLIN
                                            DANIEL MCLACHLIN
                                            Secretary

Dated: February 1, 1996

                                                                         ANNEX A

                            NABORS INDUSTRIES, INC.
                          INCENTIVE COMPENSATION PLAN

1. Purpose.

     (a) General. The purpose of the Incentive Compensation Plan (the "Incentive Plan") is to advance the interests of Nabors Industries, Inc. (the "Company") by providing Participants in the Incentive Plan with annual incentive opportunities linked directly to specific results. It is intended that the Incentive Plan will: (a) reinforce the Corporation's goal-setting and strategic planning process; (b) recognize the efforts of management in achieving objectives; and
(c) aid in attracting and retaining competent management, thus ensuring the long-range success of the Company.

     (b) Effective Date. The Incentive Plan shall be effective as of October 1, 1995, subject to approval by the shareholders of the Company at the Annual Meeting of the Company's Shareholders to be held on March 5, 1996. The Plan shall remain effective until September 30, 2005 or such earlier date as the Board shall determine.

2. Administration.

     (a) General. The Incentive Plan shall be administered by an independent committee (the "Committee") appointed by the Company's Board of Directors (the "Board"), as hereinafter provided.

     (b) Committee Structure and Authority. The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two members. No member of the Committee shall be eligible to participate in the Incentive Plan while serving as a member of the Committee. All members of the Committee shall be "disinterested persons" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "34 Act") or any successor thereto and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC") and the regulations issued thereunder. The Board shall designate one of the members of the Committee as the Committee Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). Service on the Committee shall constitute service as a director of Nabors for all purposes.

     (c) Committee Discretion. For purposes of administration, the Committee, subject to the terms of the Incentive Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Covered Persons, Participants and their legal representatives and beneficiaries.

     (d) Committee Liability. No member of the Committee shall be liable for any act or omission with respect to his services on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

3. Eligibility.

     The persons who shall be eligible to participate in the Incentive Plan shall be those persons who are officers, key employees and consultants of the Company or any subsidiary ("Covered Persons") who are in a position, in the opinion of the Committee, to make contributions to the growth and financial success of the Company and its subsidiaries. From the Covered Persons eligible to participate in the Plan, the Committee may, from time to time, select persons ("Participant") to participate for the Award Year and shall determine the terms and conditions, Target Awards and Performance Goals with respect thereto. Non-Employee Directors of the Company will not be eligible to participate in the Incentive Plan.

4. Awards.

     (a) Award Year. The Committee may, subject to the terms hereof, make Awards in each fiscal year with respect to the preceding fiscal year hereunder ("Award Year"), beginning with an award made in 1997 with respect to Award Year 1996, to Participants eligible for awards under the Incentive Plan. Awards shall be paid as soon as reasonably practicable after the Committee's certification of the achievement of applicable Performance Goals in the fiscal year following the Award Year, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to any deferred compensation plan of the Company.

     (b) Pre-Established Targets. The Committee shall establish a Target Award and Performance Goals for each Participant selected by the Committee to participate in the Incentive Plan during the Award Year. Target Awards and Performance Goals shall be established not later than the date required for compliance under IRC Section 162(m) for the Award Year and the payment of any Awards shall be contingent upon the attainment of such Performance Goals.

     (c) Performance Goals. The Performance Goals shall be based upon one or more of the following objective performance measures in the area of: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (d) earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives and/or
(e) performance goals based upon a percentage of cash flow in excess of a percentage of stockholders' equity. The Performance Goals may relate to a particular area of the business for which the Participant is responsible, to one or more business units or to the Company as a whole, or a combination of the foregoing. The Committee shall certify the level of achievement of Performance Goals before payment of any Award.

     (d) Reduction of Award. The Award made to an individual Participant may be less (including no Award) than the percentage of the Target Award determined based on the level of achievement of applicable Performance Goals. The Committee shall be precluded from increasing the Target Award but may apply its discretion to reduce or eliminate such Award without the consent of the Participant.

     (e) Pro-Rated Award. If a Participant's active employment with the Company or a subsidiary of the Company, as the case may be, ceases during any Award Year because of retirement, disability or death, the Performance Goals shall be scaled down based upon the number of days the Participant was an employee during the Award Year and the Participant shall be eligible to receive a similarly prorated share of the Award for that Award Year. Such prorated payment shall be made at the same time payments for that Award Year are made to other Participants. If employment is terminated during an Award Year for any reason other than retirement, disability or death, the Participant will forfeit all right to receive an Award for that Award Year.

     (f) Payments. Awards shall be paid in cash, provided that the Committee may determine, in lieu of cash, to make any payment earned under the Incentive Plan
(i) in shares of the Company's Common Stock or (ii) stock options issued under any stock plan of the Company that has been shareholder approved. If all or a portion of a Participant's incentive payments are to be made in shares or stock options, the Committee may also provide that, if any of such shares or stock options are forfeited because such Participant's employment terminates before the restrictions on such shares lapse, or vesting of the stock options occurs, such Participant shall be entitled to a cash payment from the Company for such forfeited shares or unvested options. In the case of shares, the cash payment shall be equal to the lesser of (i) the dollar amount of the incentive payment that was paid in the forfeited shares in lieu of cash and (ii) the market value of the forfeited shares at the time of such employment termination. In the case of stock options the cash payment shall be the difference between (i) the exercise of the stock options and (ii) the market value of the Company's Common Stock at the time of such termination. Such amount shall be payable by the Corporation within 30 days after the Participant's termination of employment.

     (g) Per Participant Limitation. In no event may the sum of the dollar value of incentive payments paid in cash, Shares and stock options (the value of stock options to be determined by the Committee) to any Participant under the Incentive Plan for any Award Year exceed $3,000,000. The Committee must certify the level of achievement of the Performance Goals before any payments may be made under the Incentive Plan.

5. Designation of Beneficiaries.

     A Participant may designate a beneficiary or beneficiaries to receive in case of the Participant's death all or part of the Awards which may be made to the Participant under the Plan under the Incentive Plan. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall become effective only when filed with the Company during the Participant's lifetime with written acknowledgment of receipt from the Company. In case of the Participant's death, an Award made under the Incentive Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries.

6. Amendments and Termination.

     Either the Board or the Committee may amend or terminate the Plan at any time, provided that no such amendment or termination shall be made that would impair the rights of a Participant, without their consent, with respect to any Award that has been made prior to the amendment or termination of the Incentive Plan. An amendment may affect present and future Participants. Any amendment made by the Committee shall be subject to approval or rejection of the Board. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the stockholders of Nabors at a meeting of stockholders at which a proposal to amend the Incentive Plan is voted upon (i) increase the maximum amount of compensation which may be awarded under the Plan to any individual,
(ii) amend the class of Covered Persons eligible to receive Awards, (iii) alter the Performance Goals, or (iv) extend the term of the Incentive Plan. Subject to the above provisions, the Board and the Committee shall have authority to amend the Incentive Plan to make changes that are consistent with the purpose of the Incentive Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make Awards which qualify for beneficial treatment under such rules without shareholder approval.

7. Miscellaneous.

     (a) Other Actions. Nothing contained in the Incentive Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to award incentive compensation for proper corporate purposes other than under the Incentive Plan to any officer, director, employee or other person, firm, corporation or association.

     (b) Governing Laws. The Incentive Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     (c) Approval. The Incentive Plan shall become effective on October 1, 1995, but shall be subject to approval by vote of the stockholders of the Company at the 1996 Annual Meeting of Shareholders.

     (d) Withholding of Taxes. Awards shall be made unless the Participant has paid, or has made provision, satisfactory to the Committee for payment of federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to collect as a result of the payment of an Award. The Committee may authorize that shares of Common Stock or options be applied toward the payment of withholding taxes.

     (e) Continuance of Employment. Nothing in the Incentive Plan or in any Award shall confer on any Covered Person or Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

     (f) Loans or Installment Payments. The Committee may, in its discretion, assist any Participant including satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Participant. The terms of any loan and the method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee deems appropriate under the circumstances. Loans may be authorized with or without security or collateral.

     (g) Headings. The headings are for reference purposes only and shall not affect the meaning or interpretation of this Incentive Plan.

     (h) Severability. If any provision of this Incentive Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Incentive Plan shall be construed as if such invalid or unenforceable provision were omitted.

     (i) Successors and Assigns. This Incentive Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

                                                                         ANNEX B

                            NABORS INDUSTRIES, INC.
                            1996 EMPLOYEE STOCK PLAN

1. Purpose.

     (a) General. The purposes of the 1996 Employee Stock Plan (the "Plan") are
(i) to provide incentives for key officers and salaried employees of Nabors Industries, Inc. ("Nabors" or the "Company") and its affiliates (collectively, the "Company") by encouraging their ownership of the Company's Common Stock, $.10 par value, (the "Common Stock"), and (ii) to aid the Company in (A) retaining such officers and employees upon whose efforts the Company's success and future growth depends and (B) attracting other such officers and employees.

     (b) Effective Date. The Plan shall be effective on January 18, 1996 but shall be subject to approval by a vote of shareholders of the Company at the 1996 Annual Meeting. The Plan shall remain effective until January 17, 2006, or such earlier date as the Board shall determine.

     (c) Consolidation of Plans. This Plan shall serve as the successor to the following shareholder approved stock plans of the Company: 1978 Incentive Stock Option Plan, 1978 Participation Stock Option Plan, 1981 Participation Stock Option Plan, 1988 Incentive Stock Option Plan, 1988 Stock Option Plan at $1.10, 1988 Stock Option Plan at $.75, 1990 Stock Option Plan, 1991 Stock Option Plan, 1992 Incentive Stock Plan, 1993 Key Employee Stock Plan, (collectively the "Predecessor Plans"), and no further stock awards or option grants shall be made under the Predecessor Plans after the Effective Date. All stock and options outstanding under the Predecessor Plans, as of the Effective Date, shall immediately be incorporated into this Plan and be treated as outstanding options and shares under this Plan. However, each outstanding share and option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such stock award or option grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated stock or options with respect to their acquisition of shares of the Company's Common Stock, par value of $0.10.

2. Administration.

     (a) General. The Plan shall be administered by an independent committee (the "Committee") appointed by the Company's Board of Directors (the "Board"), as hereinafter provided.

     (b) Committee Structure and Authority. The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two members. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. All members of the Committee shall be "disinterested persons" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "34 Act") or any successor thereto and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC") and the regulations issued thereunder. The Board shall designate one of the members of the Committee as the Committee Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). Service on the Committee shall constitute service as a director of Nabors for all purposes.

     (c) Committee Discretion. For purposes of administration, the Committee, subject to the terms of the Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including persons awarded shares of stock hereunder ("Awardees"), options ("Optionees") or stock appreciation rights ("SARs") ("SAR Holders") hereunder and their legal representatives and beneficiaries.

     (d) Committee Liability. No member of the Committee shall be liable for any act or omission with respect to his services on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

3. Eligibility.

     The persons who shall be eligible to participate in the Plan shall be those persons who are officers, key employees and consultants of the Company or any subsidiary ("Covered Persons") who are in a position, in the opinion of the Committee, to make contributions to the growth and financial success of the Company and its subsidiaries. From the Covered Person eligible to participate in the Plan, the Committee may, from time to time, select persons to be granted options and shares ("Participants") and shall determine the terms and conditions with respect thereto. Non-Employee Directors of the Company will not be eligible to participate in the Plan other than if such Non-Employee Director had received a stock award or option grant that was outstanding on the Effective Date of the Plan.

4. Stock Subject to the Plan.

     (a) Stock Authorized. Shares of Common Stock with respect to which stock is awarded or options or SARs granted under the Plan may be either authorized and unissued shares of Common Stock, or previously issued shares of Common Stock held in the treasury of the Company, or both. Shares of Common Stock reserved for stock that does not vest or options which have terminated or expired prior to exercise shall be available for further awards or grants hereunder, subject to the per employee limitations of this Section 4. The number of shares of Common Stock initially reserved for issuance under the Plan shall be comprised of (i) the number of shares of Common Stock which remain available for grant under the Predecessor Plans (1,196,839 as of January 17, 1996) and (ii) the shares of Common Stock subject to outstanding unvested awards and unexercised options under the Predecessor Plans (8,280,620 as of January 17, 1996), and
(iii) 1,000,000 additional shares for a total initial reserve not to exceed 10,477,459 shares (the "Initial Reserve") of Common Stock as of January 17, 1996.

     (b) Annual Increase. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each fiscal year during the term of the Plan, beginning with the 1996 fiscal year, by an amount equal to 1 1/2% of the shares of Common Stock outstanding on September 30 of the immediately preceding fiscal year. However, each such annual increase shall be subject to reduction to the extent necessary so that the maximum number of shares of Common Stock for options granted and available for grant, SARs granted and available for grant, and stock awarded and available for award under the Plan shall not exceed 10% of the Common Stock outstanding as of September 30 of the immediately preceding fiscal year, subject to adjustment for certain charges in the Company's capital structure (the "10% Limitation"). For the purpose of calculating the 10% Limitation (i) options that are 50% or more in-the-money (the current market price of a share of underlying Common Stock exceeds the per share exercise price by 50% or more on average for twenty (20) consecutive trading days on or prior to the determination date) shall not be deemed to be outstanding under the Plan ("Qualified Options") and (ii) the Shares underlying such Qualified Option shall be deemed to be outstanding Shares. This determination shall be made on and as of September 30 of the immediately preceding fiscal year.

     (c) Per Participant Limitation. No Participant shall be awarded any combination of stock, options, or SARs exceeding the number of Shares equal to 50% of the Initial Reserve, subject to periodic adjustment under paragraph (e) below. Awards and grants that are outstanding as of the Effective Date shall not be subject to this limitation.

     (d) Stock Award Limitation.

        (i) Aggregate Limitation. No more than 10% of the additional shares as specified in Section 4 (a) (iii) above and the annual increase of shares as specified in Section 4 (b) above shall be issued as Stock Awards.

        (ii) Per Participant Limitation. No Participant shall be awarded stock exceeding the number of Shares equal to 10% of the Initial Reserve, subject to periodic adjustment under paragraph (e) below.

     (e) Adjustment of Shares. The amount of shares that are subject to option or SAR grants and share awards are subject to the following adjustments.

        (i) If any change is made in the Common Stock whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in corporate structure of the Company, or otherwise, appropriate adjustments will be made (A) to the number or type of securities subject to and reserved for issuance under the Plan; and (B) in order to prevent dilution or enlargement of the rights of Awardees or Optionees, to the number or type of stock awards, option or SAR grants and the exercise price subject to outstanding options or SARs.

        (ii) The provisions of this paragraph (e) shall apply to stock, options, or SARs authorized but not awarded or granted under the Plan as well as any unvested stock awarded or unexercised options.

     (f) Registration, Listing and Qualification of Shares of Common Stock. Each stock award or option grant shall be subject to the requirements that if at any time the Common Stock covered thereby is not registered, listed or qualified with or by any securities exchange or under any federal or state law, and (i) if the Committee shall determine that such registration, listing, qualification, consent or approval, of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the stock award or option grant or the purchase of shares of Common Stock thereunder, no such share shall vest or option may be exercised, unless and, until such registration, listing, qualification, consent or approval shall have been obtained or (ii) if the Board shall determine that such registration, listing, qualification, consent or approval of any governmental regulatory body is not necessary and/or not desirable as a condition of, or in connection with, the vesting of such stock award or option grant or the purchase of shares of Common Stock thereunder, the Board may impose any conditions upon the vesting of such stock awards and the exercise of such options, as it shall deem necessary or desirable in view of such determination and no such award may vest or option may be exercised, unless and until such conditions have been satisfied. Without limiting the foregoing, the Company may require that any person receiving a stock award or exercising an option grant, shall make such representations and agreements and furnished such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

     (g) Release of Shares. If any shares of Common Stock that have been awarded or granted cease to be subject to an award or grant, if any shares of Common Stock that are subject to any award or grant are forfeited, if any award or grant otherwise terminates without issuance of shares of Common Stock being made to the Awardee or Optionee, or if any shares of Common Stock that were previously issued under the Plan are received in connection with the vesting of a stock award or the exercise of an option, such shares may again be available for distribution in connection with stock awards or option grants under the Plan.

     (h) Stockholders Rights. Neither an Awardee or an Optionee nor their respective legal representatives, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of the Company by virtue of an award of stock, or grant of an option or SAR, except with respect to any shares of Common Stock actually issued or transferred of record and delivered to one of the aforementioned persons.

5. Stock Awards and Option Grants.

     (a) General. The Committee shall have the authority to award stock and grant options under the Plan.

     (b) Terms and Conditions of Stock or Options. Awards of stock and grants of options under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Awards and Grants and which shall be subject to the terms and conditions set forth in the Plan. The Committee shall, in its discretion, prescribe the terms and conditions of the Awards and Grants hereunder, which terms and conditions need not be the same in each case, subject to the following:

        (i) Number of Shares. Each Share Award and option Grant shall state the number of shares of Common Stock to which it pertains. Option Grants may include the grant of additional options that are contingent upon the exercise of previously granted options.

        (ii) Option Exercise Price. The option exercise price shall be set by the Committee, but in the case of nonqualified stock options ("NQSOs") shall be no less than 100% of the Fair Market Value per Share of Common Stock on the date of the grant of the option. As determined by the Committee, on the date of the grant, an Optionee may reduce the option exercise price by paying the Company in cash, shares, options, or the equivalent, an amount equal to the difference between the exercise price and the reduced exercise price of the option. The option price is to be paid, upon exercise, in cash or, in the discretion of the Committee, in options or shares of the Company to be valued at fair market value at the time of exercise.

        (iii) Fair Market Value. For purposes of the Plan, the Fair Market Value per share of Common Stock shall be the last sale on the date of reference, or, in the case no sale takes place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Common Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable or, if there are not such prices reported on NASDAQ on such date, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by any other appropriate method selected by the Committee.

        (iv) Option Period. The Committee may specify a period for exercise of an option (the "Option Period") which period shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be exercisable in installments during the Option Period. Any shares of Common Stock not purchased on any applicable installment date may be purchased thereafter at any time before the expiration date of the Option Period.

         (v) Exercise of Options. In order to exercise an option, the Optionee shall deliver to Nabors written notice specifying the number of shares of Common Stock to be purchased, together with a certified or bank cashier's check payable to the order of Nabors in the full amount of the purchase price therefor; provided, however, that the Committee may, in its discretion, allow such payments to be made in whole or in part in Common Stock delivered, or options surrendered, by the Optionee valued at the fair market value of such Common Stock.

               If the Optionee so requests, shares of Common Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall not have any of the rights of a stockholder until the shares of Common Stock are issued to him. An option may not be exercised for less than the lesser of (A) ten shares of Common Stock, or (B) the number of shares of Common Stock remaining subject to such option.

        (vi) Performance Goal for Stock Awards. The Committee shall establish Performance Goals for stock awards in writing not later than the date required for compliance under IRC Section 162(m) and the vesting of such stock shall be contingent upon the attainment of such Performance Goals. Such Performance Goals shall be based upon the following business criteria: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (d) earnings growth, revenues, expenses, stock price, market share, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives, and/or (e) Performance Goals based upon a percentage of cash flow in excess of a percentage of stockholders' equity. The Committee shall designate in writing (A) those individuals from among the class of Covered Persons who are eligible to receive stock awards upon the attainment of the Performance Goals (i.e., the Participants), and (B) the maximum number of shares available for stock awards to any Participant, subject to the limitations described in Section 4(d) above. Stock awards shall vest over a period determined by the Committee which period shall expire no later than January 18, 2006.

        (vii) Effect of Termination of Employment. Unless otherwise determined by the Committee in its discretion, an option may not be exercised after the Optionee has ceased to be in the employ of the Company whether such Optionee's employment is terminated by action of the Company with cause, without cause, or by reason of death or disability. Unless otherwise determined by the Committee, awards of Common Stock which have not vested on and as of the date of termination shall be forfeited. The Committee, in its discretion, however, may in all cases extend the period of vesting, but not beyond the Option Period.

        (viii) Nontransferability of Stock or Options. Except as otherwise determined by the Committee in its discretion, (A) options shall be exercisable only by the Optionee and (B) no option shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an officer or director shall not constitute a transfer.

        (ix) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, or on the award of stock, as it deems advisable.

     (c) Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan which constitute incentive stock options ("ISOs") within the meaning of Section 422A(b) of the IRC, provided, however, that the price at which each share of Common Stock subject to an option issued pursuant to this paragraph (c) may be purchased shall, subject to any adjustments which may be made pursuant to Section 4(e) hereof, in no event be less than 100% of the fair market value per share of Common Stock on the date of grant; and provided further that in the event the Optionee owns on the date of grant, securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any subsidiary of the Company, the price per share shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant and such option shall not be exercisable after the expiration of five (5) years from the date such option is granted.

6. Stock Appreciation Rights.

     (a) General. The Committee shall have authority to grant SAR under the Plan. A SAR shall entitle the SAR Holder to surrender to the Company the SAR and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in this Section 6.

     (b) Grant. SAR's may be granted in conjunction with all or part of any option granted under the Plan in which case the exercise of the SAR shall require the cancellation of a corresponding portion of the option and the exercise of the option will result in the cancellation of a corresponding portion of the SAR. In the case of a NQSO, such rights may be granted either at or after the time of grant of such option. In the case of an ISO, such rights may be granted only at the time of grant of such option. A SAR may also be granted on a stand alone basis. The grant of a SAR shall occur as of the date the Committee determines. Each SAR granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such SAR and which shall be subject to the terms and conditions set forth in the Plan.

     (c) Terms and Conditions. SAR shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

        (ii) Exercise Price. The exercise price of a SAR shall in no event be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

        (iii) Amount. Upon the exercise of a SAR, the SAR Holder shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per Share of Common Stock over the Option Price per Share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the SAR is exercised. In the case of a SAR granted on a stand alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per Share of Common Stock. The aggregate Fair Market Value per Share of the Common Stock shall be determined as of the date of exercise of such SAR.

        (iv) Non-transferability of Stock Appreciation Rights. SAR shall be transferable only when and to the extent that a stock option would be transferable under the Plan unless otherwise provided in an Agreement.

        (v) Termination. A SAR shall terminate at such time as an option would terminate under the Plan, unless otherwise provided in an Agreement.

        (vi) Incentive Stock Option. A SAR granted in tandem with an ISO shall not be exercisable unless the fair market value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the SAR exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

        (vii) Limitation on SARs. No Participant shall be granted SARs exceeding the limitation provided in Section 4(c), subject to the adjustment provided in Section 4(e).

     7. Change in Control/Extraordinary Transaction. The Committee, in its discretion, shall have the authority to make provisions in its award and grant agreements to address vesting and other issues arising in connection with a change in control. In the event that the Company shall consummate an Extraordinary Transaction (as defined below) the share reserve under the Plan shall be increased by a number of shares equal to 5% of the shares issued in the Extraordinary Transaction, provided that in no event shall the number of shares available under the Plan exceed the 10% Limitation in Section 4(b) applied as of the date of the Extraordinary Transaction. An Extraordinary Transaction is a transaction pursuant to which the Company acquires a business, whether through a merger with and into the Company or any of its subsidiaries or other combination, the acquisition of stock or assets or otherwise, and in connection therewith the Company issues or sells, directly or indirectly, shares of stock in an amount equal to or greater than 10% of the shares outstanding immediately prior to the consummation of such Extraordinary Transaction. An increase in the share reserve under this Section shall not affect the maximum number of options, SARs, or stock grants that any individual can receive under the Plan, nor the maximum amount of compensation that any individual can receive under the Plan.

     8. Amendments and Termination. Either the Board or the Committee may amend or terminate the Plan at any time, but no amendment or termination shall be made which would impair the rights of the Optionee, Awardee, or SAR Holder without their consent. Any amendment made by the Committee shall be subject to approval or rejection of the Board. The Committee may amend the terms of any Grant or Award, prospectively or retroactively, except that no such amendment shall impair the rights of the Optionee, Awardee, or SAR Holder. The Committee may also substitute new stock options or SARs for previously granted stock options or SARs, including previously granted stock options or SARs having higher option prices, but no such substitution shall be made which would impair the rights of the Optionee or SAR Holder under such stock option or SAR theretofore granted without the Optionee's or SAR Holder's consent. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the stockholders of Nabors at a meeting of stockholders at which a proposal to amend the Plan is voted upon (i) increase the maximum number of shares of Common Stock which may be awarded or granted under the Plan in the aggregate or to any individual, (ii) extend the period during which stock, options, or SARs may be granted or options or SARs may be exercised, (iii) amend the class of Covered Persons eligible to receive stock awards, option or SAR grants, or (iv) alter the Performance Goals. Subject to the above provisions, the Board shall have authority to amend the Plan to make changes that are consistent with the purpose of the Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make Awards and Grants which qualify for beneficial treatment under such rules without shareholder approval.

9. Miscellaneous.

     (a) Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to award stock or grant options for proper corporate purposes other than under the Plan to any officer, director, employee or other person, firm, corporation or association.

     (b) Governing Laws. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     (c) Approval. The Plan shall become effective on January 18, 1996, but shall be subject to approval by vote of the stockholders of the Company at the 1996 Annual Meeting of Shareholders.

     (d) Withholding of Taxes. No stock may be awarded or option or SAR may be exercised, unless the Awardee, Optionee or SAR Holder has paid, or has made provision, satisfactory to the Committee for payment of federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to withhold. The Committee may authorize that shares of Common Stock or options be applied toward the payment of withholding taxes.

     (e) Awards and Grants in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an affiliate as the result of a merger or consolidation of the employing corporation with the Company or an affiliate, or the acquisition by the Company or an affiliate of the assets of the employing corporation, or the acquisition by the Company or affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the stock awards and option grants so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the stock awards and option grants in substitution for which they are made.

     (f) Continuance of Employment. Nothing in the Plan or in any Award or Grant pursuant to the Plan shall confer on any Covered Person any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

     (g) Loans or Installment Payments. The Committee may, in its discretion, assist any Awardee or Optionee in the award of stock or exercise of options including satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the

Company to such Awardee or Optionee. The terms of any loan and the method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee deems appropriate under the circumstances. Loans may be authorized with or without security or collateral.

     (h) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     (i) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     (j) Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     (k) Entire Agreement. This Plan and any Agreement entered into with an Awardee, Optionee, or SAR Holder shall constitute the entire agreement with respect to the subject matter thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Agreement shall control.

                                    PROXY

                            NABORS INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Eugene M. Isenberg and Anthony G. Petrello, and each of them (with full power to designate substitutes), proxies for the undersigned to represent, vote and act with respect to all Shares of Common Stock of Nabors Industries, Inc. (the "Company") held of record by the undersigned at the close of business on January 12, 1996 at the Annual Meeting of Shareholders of the Company to be held on March 5, 1996 and any adjournments or postponements thereof, upon the matters designated below and upon such other matters as may properly come before the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.


1. ELECTION OF DIRECTORS: Election of three directors of the Company to serve until the 1999 Annual Meeting of Shareholders or until their successors are elected and qualified.


Nominees:  Anthony G. Petrello, Myron M. Sheinfeld and Martin J. Whitman


2.       APPROVAL OF THE INCENTIVE COMPENSATION PLAN.


3.       APPROVAL OF THE 1996 EMPLOYEE STOCK PLAN.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ELECTION OF EACH NOMINEE FOR DIRECTOR AND FOR ITEMS 2 AND 3.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
--------------------------------------------------------------------------------
1.  Election of Directors.                FOR          WITHHELD
    (see reverse)

2.  Approval of the incentive             FOR          AGAINST          ABSTAIN
    Compensation Plan

3.  Approval of the 1996 Employee         FOR          AGAINST          ABSTAIN
    Stock Plan

For, except vote withheld from the following nomine(s)


                In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
--------------------------------------------------------------------------------


                                  NOTE: Please mark the proxy, sign exactly
                                        as your name appears below, and return
                                        it promptly in the enclosed addressed
                                        envelope. When shares are held by joint
                                        tenants, both parties should sign. When
                                        signing as an attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature                        Date